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                                                                   EXHIBIT 10.44


March 19, 2001

Abe Grohman
24 Cortland Road
Monsey, NY 10952

Dear Mr. Grohman:

         The purpose of this letter is to set forth the agreement between you and Viatel, Inc., its subsidiaries and their respective predecessors including, without limitation, Destia Communications, Inc. (collectively hereinafter referred to as "Viatel") regarding your resignation as an officer and employee of Viatel. This Agreement supersedes any prior agreements among the parties, including the Employment Agreement dated as of March 15, 2000 between you and Viatel (the "Employment Agreement").

         As we have discussed, in addition to your resignation (as described above) Viatel desires to obtain your (i) release of all claims against Viatel,
(ii) a standstill agreement as provided herein, and (iii) agreement to maintain the confidentiality of business information of Viatel of which you have become aware during the course of your employment with Viatel. You have agreed to the foregoing as consideration for Viatel's commitment to provide to you the benefits set forth in paragraph 2 below. Based on these considerations, the parties have mutually agreed as follows:

         1. RESIGNATION. Effective as of April 7, 2001 (the "Effective Date"), your resignation as an officer and employee of Viatel is accepted.

         2. PAYMENTS AND BENEFITS. Viatel will provide you with the following payments and benefits:

         (a) SEVERANCE PAYMENTS. On the Effective Date, Viatel will pay you a cash lump sum payment of $102,271.56 which will be wired to an account specified by you in writing.

         (b) SALARY/ACCRUED AND UNUSED VACATION. On the Effective Date, Viatel shall pay you a lump sum cash payment equal to the amount, if any, of accrued but unpaid base salary and vacation due to you pursuant to the Employment Agreement and in accordance with Viatel's normal payroll policies. These amounts shall be wired to an account specified by you in writing.

         (c) BENEFIT PLAN PARTICIPATION. Viatel shall continue to maintain any health, disability, accidental death and disability, business travel and life


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insurance  coverage and other health and benefit plans and programs to which you were entitled immediately prior to the date hereof, and Viatel will continue to pay the employer portion of the applicable premium through October 7, 2001, provided, however, that any such benefits or payments shall cease if you receive similar benefits from a subsequent employer. On or after such date, you may elect COBRA coverage for up to an 18-month period or such longer period as provided in COBRA, at your own expense. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefore) or to participate in any employee benefit programs of Viatel on or after the date hereof.

         (d) 401(K) RETIREMENT PLANS. You will be entitled to elect at any time on or after the Effective Date, a distribution of any vested accrued benefits under any 401(k), pension or other type of retirement plan sponsored or maintained by Viatel in accordance with the terms of such plans.

         (e) OPTIONS/RESTRICTED STOCK. Any options that are not vested on the Effective Date shall be automatically forfeited and any options vested as of the Effective Date shall remain exercisable in accordance with their terms. On the Effective Date, Viatel will vest the 67,750 shares of restricted stock granted to you by Viatel and will deliver stock certificates representing such shares to you without any restricted legend or other impairment of their negotiability.

         (f) EXPENSE REIMBURSEMENT. Viatel will reimburse you for all unpaid business expenses incurred or paid by you prior to the Effective Date in connection with the performance of your duties under the Employment Agreement, upon presentation of appropriate documentation in accordance with Viatel's customary procedures and policies applicable to its executives.

         (g) NO OTHER COMPENSATION OR BENEFITS. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefor) or to participate in any employee benefit program of Viatel on or after the Effective Date.

         3.  YOUR RELEASE.

         (a) Except as otherwise provided herein, in consideration of the payments and benefits provided to you under this Agreement, you hereby release and discharge Viatel, its affiliates and with respect to any actions, omissions, matter or events relating to Viatel or its affiliates, their respective partners, directors, officers, employees and agents (collectively, "Viatel
Persons") from and against any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which you ever had, now have or hereafter may have, against each or any of the Viatel Persons, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith and fair dealing relative to your employment or any applicable labor or employer-employee statute, regulation or ordinance, whether federal, state or local (including, by way of specificity but not of limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, any amendments to such acts and any and all state and local discrimination laws)(the "Claims").


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         Notwithstanding the foregoing,  the forgoing release shall not apply to
(i) any payment, compensations, benefits or other rights to which you are entitled under this Agreement; or (ii) any and all rights to indemnification from Viatel (including expenses) provided in paragraph 14 herein.

         (b) It is also agreed that this Agreement shall not be admissible in any proceedings between us except in a proceeding relating to a breach of the provisions of this Agreement.

         (c) SPECIFIC RELEASE OF ADEA CLAIMS. In consideration of the payments and benefits provided to you under this Agreement, you hereby release and forever discharge the Viatel Persons from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by Viatel in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA,
(ii) you have been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with any attorney of your choosing with respect thereto, and (iii) you are providing the release and discharge set forth in this Section 3(c) only in exchange for consideration in addition to anything of value to which you are already entitled.

         (d) You agree and understand that you shall not construe or treat any aspect of this Agreement as any admission of liability of any Viatel Persons.

         4.  VIATEL RELEASE.

         (a) The Viatel Persons jointly and severally, all and singularly, release and discharge you from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensations, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which any of the Viatel Persons ever had, now have or hereafter may have against you, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith or fair dealing, all common law claims now existing or hereafter recognized, claims for negligence, breach of fiduciary duty, interference with actual or prospective contractual relations, misrepresentation, promissory estoppel, equitable estoppel, breach of contract or any other type of claim. Viatel does not waive or release any rights set forth in this Agreement.

         (b) It is agreed and understood that the Viatel Persons shall not construe or treat any aspect of this Agreement as any admission of liabilities on your part.

         5. COOPERATION. From and after the date hereof, you will use all reasonable efforts to cooperate with Viatel and its respective directors,


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officers,  attorneys and  representatives  in connection with the conduct of any action, proceeding, investigation or litigation involving Viatel, solely with respect to events or actions which occurred when you were employed by Viatel. In such matters, you agree to provide, in response to reasonable requests: (i) truthful testimony and information; and (ii) any documents that may be in your possession, custody, or control (excluding privileged communications between you and attorneys retained by you and excluding matters and claims arising under this Agreement and any indemnification contemplated by section 14), to Viatel and its respective directors, officers, attorneys, experts, or consultants in connection with any action, suit, proceeding, investigation, or litigation involving, or instituted by, or on behalf of, Viatel.

         6. CONFIDENTIALITY. You acknowledge that you have been provided access to information regarding Viatel (including, but not limited to, operational systems, specifications of Viatel products and services, know-how, trade secrets, personnel information, research products, development plans or projects, and company strategies and other proprietary information) which constitutes valuable, special and unique property of Viatel (the "Confidential Information"). You agree that you will not, at any time or for any reason or purpose whatsoever, make use of, divulge or otherwise disclose, directly or indirectly, any of the Confidential Information to any person or use any of such information without Viatel's express prior written authorization, which may be withheld at Viatel's election; provided, however, that the foregoing limitation shall not apply to: (a) the extent as may be required by law; (b) comply with any legal process or subpoena (following advance notice to Viatel), (c) statements in response to authorized inquiry from a court or regulatory body (following advance notice to Viatel); and (d) information generally known to the public or in the industries related to Viatel's business (other than through a breach of this Agreement). Nothing herein shall prevent you from using your general skills, general industry knowledge and experience.

         7. NON-SOLICITATION. For a period of twenty-four (24) months from the Effective Date, you shall not to solicit, induce, counsel, advise or encourage, either directly or indirectly, any employee of Viatel who is employed in an executive, managerial, professional or non-clerical administrative capacity to leave the employment of Viatel.

         8. NON-DISPARAGEMENT. You and Viatel will not at any time, and Viatel shall use its best efforts to ensure that the Viatel Persons will not at any time, make any statement, whether written or oral, or take any other action which is intended, or could reasonably be expected to, disparage, defame or harm the reputation (or otherwise cause adverse publicity) of the other parties. In no event shall any public statements be made about Viatel or Viatel Persons on the one hand and you on the other, without the prior written consent of Viatel or you, respectively. You also agree that you will not assist in any litigation or investigation against Viatel or any Viatel Person, except as required by law.

         9. NON-DISCLOSURE. You and Viatel agree that the terms and conditions of this Agreement are confidential and that each will not, without the express prior written consent of Viatel or you, as applicable, in any manner publish, publicize, disclose or otherwise make known or permit or cause to be known such terms and conditions to anyone (other than such party's prospective or current lenders, financial advisors and legal advisors, who shall agree to be bound by this paragraph prior to disclosure of the terms and conditions hereof to such persons), except as required by law, rule or regulation of any self regulatory organization, including The Nasdaq, or in any proceeding to enforce the terms of


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this  Agreement.  Notwithstanding  the foregoing,  the parties hereto will agree upon a mutually agreeable press release concerning this Agreement.

         10. NO WAIVER. This Agreement constitutes the entire agreements and understandings among the parties and, effective on the Effective Date, supercedes any and all prior agreement or understanding, oral or written, between the parties, including, but not limited to, your existing employment agreement with Viatel (except as specifically referred to herein). None of the provisions of this Agreement can be waived or modified except in writing signed by the parties. This Agreement shall be binding upon and inure to the benefit of you and your heirs, legal administrators and assigns and Viatel's successors and assigns (whether by merger, consolidation, purchase, reorganization, sale of stock, sale of assets, liquidation or otherwise). Furthermore, there are no agreements, covenants or understandings other than those contained herein except as govern the compensation and benefit plans and arrangements set forth herein.

         11. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby and (i) such provision shall be reformed to the minimum extent necessary to be valid while preserving the intent of the parties as expressed herein, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Neither such holding nor such reformation nor severance shall affect or impair the legality or enforceability of any other provision of this Agreement.

         12. REVOCATION. You acknowledge and agree that by signing this Agreement you understand that you voluntarily waive the right to revoke this Agreement during the seven (7) day period following the execution of this Agreement.

         13. RECOVERY OF CERTAIN COSTS. If Viatel fails to pay any amounts provided hereunder or any party otherwise breaches any provision of this Agreement, either in whole or in part, then the non-breaching party shall be entitled to recover from the other party, in addition to the recovery of its damages and/or other relief, any costs, including reasonable attorneys' fees, incurred or reasonably expected to be incurred in instituting, prosecuting or defending any action arising by reason of such failure or the breach of this Agreement.

         14. INDEMNIFICATION; D&O Insurance. (a) Viatel hereby agrees to indemnify you against any and all expenses (including attorney's fees and costs), liabilities, costs, damages, judgments, fines and amounts paid in settlement, actually and reasonably hereinafter incurred by you, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against you by reason of your performance as a officer, employee, consultant or agent of Viatel. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which you may be entitled under Viatel's By-laws or Certificate of Incorporation, and shall inure to the benefit of your heirs, executors and administrators. Any expenses (including reasonable attorney's fees and costs) incurred by you in connection with an event for which indemnification is provided hereunder shall be paid promptly by Viatel in advance of the final disposition of such action, suit or proceeding upon receipt


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of an  undertaking  by you to  repay  such  amount  if it  shall  ultimately  be determined that you are not entitled to be indemnified by Viatel as authorized by law.

         15. TAX CONSEQUENCES. Viatel makes no representations or warranties with respect to the tax consequences of any consideration provided to you by Viatel under the terms of this Agreement or otherwise. You shall be responsible for all income taxes and similar taxes and payments due to governmental authorities with respect to all consideration provided for hereunder which have not been deducted by Viatel.

         16. GOVERNING LAW AND CHOICE OF FORUM. PURSUANT TO TITLE 14 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT
(1) THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY GOVERN AND (2) THE FORUM FOR ANY DISPUTE HEREUNDER SHALL BE IN ANY FEDERAL AND/OR STATE COURT LOCATED IN NEW YORK COUNTY, AND THERE SHALL BE NO DEFENSE TO THE SELECTION OF SUCH FORUM BASED ON JURISDICTION, VENUE OR CONVENIENCE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH JURISDICTION OR INCONVENIENT FORUM.

         PLEASE READ THIS AGREEMENT CAREFULLY. BY EXECUTING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM, KNOWN OR UNKNOWN, AGAINST VIATEL OR ANY VIATEL PERSONS BASED ON ANY ACTIONS TAKEN BY VIATEL OR ANY VIATEL PERSONS ARISING FROM OR RELATED TO YOUR EMPLOYMENT WITH VIATEL OR THE TERMINATION OF SUCH EMPLOYMENT, UP TO THE DATE OF THE EXECUTION OF THIS AGREEMENT. WE RECOMMEND THAT YOU RETAIN LEGAL COUNSEL TO ADVISE YOU WITH RESPECT TO THE TERMS OF THIS AGREEMENT AND THE TERMINATION OF YOUR EMPLOYMENT WITH VIATEL.

         17. BINDING EFFECT. The parties understand that this Agreement is not binding upon the parties until each accepts it, which acceptance is to be evidenced by their respective execution on the signature page hereof.

         18. NOTICES. All notices, requests and demands to or upon the respective parties must be in writing and may be served by personal delivery, facsimile transmission or certified mail, return receipt requested. All such notices, requests and demands shall be deemed to be made upon receipt to you at the address set forth above, and to Viatel at 685 Third Avenue, New York, New York 10017.



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         The signature of the parties below signifies their voluntary acceptance of the terms hereof. Please execute below and return one copy of this Agreement.

Sincerely,

VIATEL, INC.

By:  /s/ Michael J. Mahoney
    ------------------------
Name:
Title:



Accepted and Agreed:


/s/ Abe Grohaman
-----------------------------------
Abe Grohman